To Hudson United Bancorp:


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 1999 included in Hudson United Bancorp's (formerly HUBCO, Inc.) Annual Report on Form 10-K and to all references to our Firm included in this Registration Statement.




                                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
May 20, 1999